UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:   None

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of CFO:

On March 25, 2021, Stacie Shirley, Executive Vice President, Chief Financial Officer and Chief Accounting Officer notified the Board of her intent to resign her employment to seek other employment effective May 1, 2021. Ms. Shirley will be working with the Company on a transition plan prior to her departure.

Amendment of Consulting Agreement with Interim Chief Merchant:

On March 30, 2021, Tuesday Morning, Inc., a wholly-owned subsidiary of Tuesday Morning Corporation (the “Company”), entered into a Third Amended and Restated Consulting Agreement (the “Agreement”) with BEL Retail Advisors (the “Consultant”). Paul Metcalfe is the owner and principal of BEL Retail Advisors. Under the terms of the Agreement, the Consultant will receive a minimum additional consulting fee of $225,000, which may be increased to a maximum of $450,000 based on the achievement of certain performance metrics for the fiscal year ending June 30, 2021.

The foregoing summary is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

On March 30, 2021 the Company granted Consultant an equity award of 195,000 Restricted Stock Units (the “Grant”) pursuant to the Tuesday morning Corporation 2014 Long Term Incentive Plan, as amended from time to time (the “2014 Plan”), upon execution and subject to the terms and conditions of the award agreement. Such equity award shall vest in four equal installments on the first, second, third, and fourth anniversary of the date of grant. In the event the Consultant’s termination of service is by the Company without cause or by the Consultant for good reason (as defined in the agreement) prior to the first anniversary of the date of grant, then the awarded units that would have vested on the first anniversary of the date of grant shall not be forfeited and shall remain outstanding and vest on the first anniversary of the date of grant as if the Participant had not incurred such termination of service.

The foregoing summary is qualified in its entirety by the full text of the Restricted Stock Unit Award Agreement a copy of which is attached hereto as Exhibit 10.2

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Third Amended and Restated Consulting Agreement

10.2 Restricted Stock Unit Award Agreement

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: March 31, 2021	By:	/s/ Bridgett C. Zeterberg

Bridgett C. Zeterberg
Executive Vice President Human Resources, General Counsel and Corporate Secretary

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